UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2025

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

See Item 8.01.

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed on May 12, 2025 with the Securities and Exchange Commission (“SEC”), Super League Enterprise, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”) on May 9, 2025, relating to the Company’s public offering (the “Offering”) of 5,117,647 shares of its common stock, par value $0.001 per share (“Common Stock”) to certain investors. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 45-day option (the “Over-Allotment Option”) to purchase an additional 767,647 shares of Common Stock (the “Over-Allotment Shares”).

On May 14, 2025, the Underwriter partially exercised its Over-Allotment Option and purchased an additional 617,647 shares of Common Stock at a price of $0.17 per share, before deducting underwriting discounts. The issuance by the Company of the Over-Allotment Shares resulted in total gross proceeds of approximately $104,999, before deducting underwriting discounts, commissions, and other offering expenses payable by the Company.

A copy of the Press Release announcing the exercise of the Option is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
99.1	Press Release issued by Super League Enterprise, Inc., dated May 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: May 14, 2025	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer